UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 5, 2007
HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51265	22-3755714

(State or other jurisdiction of	(Commission File No)	(I.R.S. Employer
incorporation or organization)		Identification Number)
90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 5, 2007, Heartland Payment Systems, Inc. (“Company”, “we”, “our” or “us”) entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders who may become a party to the Credit Agreement from time to time. The lenders are currently JPMorgan Chase Bank, N.A., KeyBank National Association and SunTrust Bank. Credit extended under the Credit Agreement is guaranteed by our subsidiaries, Heartland Payroll Company, L.L.C., an Ohio limited liability company, and Debitek, Inc., a Delaware corporation.
The Credit Agreement provides for a five year revolving credit facility in the aggregate amount of up to $50 million (the “Revolving Credit Facility”), of which up to $5 million may be used for the issuance of letters of credit and up to $5 million is available for swing line loans. Upon the prior approval of the administrative agent, we may increase the total commitments by $25 million for a total commitment under the Revolving Credit Facility of $75 million. The Revolving Credit Facility is available to us on a revolving basis commencing on September 5, 2007 and ending on September 4, 2012.
Under the terms of the Credit Agreement, we may borrow, at our option, at interest rates equal to one, two, three or six month adjusted LIBOR rates or equal to the greatest of prime, the secondary market rate for three month certificates of deposits plus 1% and the federal funds rate plus .50%, in each case plus a margin determined by our current leverage ratio.
The Credit Agreement contains covenants, which include our maintenance of certain leverage and fixed charge coverage ratios, limitations on our indebtedness, liens on our properties and assets, our investments in, and loans to, other business units, our ability to enter into business combinations and asset sales, and certain other financial and non-financial covenants. These covenants also apply to our subsidiaries.
The Revolving Credit Facility may be used to finance our future construction projects and acquisitions in accordance with the terms of the Credit Agreement and for our other working capital needs and general corporate purposes in the ordinary course of business.
The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation
The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description
10.1	Credit Agreement dated as of September 5, 2007, among Heartland Payment Systems, Inc., a Delaware corporation, the Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 10, 2007

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Charles H.N. Kallenbach
Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary